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                                                                    EXHIBIT 10.1

                              CONSULTING AGREEMENT

         THIS AGREEMENT is made as of October 6, 2002, by and between JOSEPH V. VITTORIA ("VITTORIA"), and RESORTQUEST INTERNATIONAL, INC. (the "COMPANY").

                                   WITNESSETH:

         WHEREAS, Vittoria was previously appointed a director of the Company in May 1998, and in connection with such appointment, Vittoria has been awarded options to purchase 25,000 shares of the Company's common stock.

         WHEREAS, the Company has now elected Vittoria as its Chairman of the Board and the Company desires to have Vittoria provide additional services to the Company while acting as its Chairman.

         NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

         1. Services. Vittoria hereby agrees to provide the Company with consulting or advisory services in connection with the business and operations of the Company. Vittoria shall advise the Company regarding various matters relating to the general management and affairs of the Company, including, without limitation, financial management issues, capital and strategic planning, management development, succession planning, investor relations, and such other matters as the Board of Directors may require or assign. Vittoria agrees to devote such time, energy and efforts to the business of the Company as shall be reasonably necessary to carry out the purposes of his engagement.

         2. Consulting Fee. As the sole compensation for the services to be provided hereunder, on the date hereof, the Company will grant to Vittoria options to purchase 180,999 shares of common stock (the "COMMON STOCK") of the Company. Upon availability under the Company's Amended and Restated 1998 Long-Term Incentive Plan (the "INCENTIVE PLAN"), as determined by the Compensation Committee of the Board of Directors, the Company will grant to Vittoria options to purchase 69,001 shares of Common Stock (collectively, the "STOCK OPTION"). The Stock Option shall be exercisable at the fair market value of the Common Stock, as determined by the Company's Board of Directors, on the date of grant. The Stock Option shall have a term of five years and shall vest in equal portions over a three year period. Upon the occurrence of a Change of Control (as defined in the option agreement between Vittoria and the Company), all unvested options shall accelerate and immediately vest, and remain exercisable for a period of 90 days following the Change of Control. Upon any termination of Vittoria's engagement as Chairman of the Board, any unvested stock options shall revert back to the Company, in accordance with the terms of the Incentive Plan.

         3. Expenses. The Company shall pay for or reimburse to Vittoria, in accordance with the Company's policies and procedures, any reasonable and customary out-of-pocket expenses incurred by Vittoria in connection with providing the consultation services pursuant hereto.




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         4. Independent Contractor. Vittoria agrees and understands that, pursuant to the terms of this Agreement, Vittoria is an independent contractor and not an employee, partner, or joint venturer of the Company. The Company will not pay, or withhold, any federal, state, local, city, or other payroll or employment taxes, including but not limited to FICA, state and federal income taxes, state disability insurance taxes, or state unemployment insurance taxes relating to income received by Vittoria from the Company pursuant to this Agreement. Vittoria agrees to indemnify and hold the Company harmless against any claim related to any such taxes made by any governmental authority.

         5. Covenants.

                  (a) Vittoria and the Company understand and agree that the purpose of the provisions of this Section 5 is to protect legitimate business interests of the Company, as more fully described below, and is not intended to impair or infringe upon Vittoria's right to work, earn a living, or acquire and possess property from the fruits of his labor. Vittoria hereby acknowledges that the post-consulting restrictions set forth in this Section 5 are reasonable and that they do not, and will not, unduly impair his ability to earn a living after the termination of this Agreement. Therefore, subject to the limitations of reasonableness imposed by law upon restrictions set forth herein, Vittoria shall be subject to the restrictions set forth in this Section 5.

                  (b) The following capitalized terms used in this Section 5 shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms:

         "CONFIDENTIAL INFORMATION" means any confidential or proprietary information possessed by the Company, including, without limitation, any confidential "know-how," customer lists, details of client and consultant contracts, current and anticipated customer requirements, pricing policies, price lists, market studies, business plans, operational methods, marketing plans or strategies, product development techniques or plans, computer software programs (including object code and source code), data and documentation, data base technologies, systems, structures and architectures, inventions and ideas, past, current and planned research and development, compilations, devices, methods, techniques, processes, financial information and data, business acquisition plans, new personnel acquisition plans and any other information that would constitute a trade secret under the common law or statutory law of the State of Tennessee.

         "PERSON" means any individual or any corporation, partnership, joint venture, association or other entity or enterprise.

         "RESTRICTED PERIOD" means the period of Vittoria's consulting for the Company plus a period extending one (1) year from the date of termination of this Agreement; provided, however, the Restricted Period shall be extended for a period equal to the time during which Vittoria is in breach of his obligations to the Company under this Section 5.



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         "RESTRICTIVE COVENANTS" means the restrictive covenants contained in
         Section 5(c) hereof:

                  (c) Restrictive Covenants.

                           (i) Vittoria understands and agrees that the Confidential Information constitutes a valuable asset of the Company and its affiliated entities, and may not be converted to Vittoria's own use or converted by Vittoria for the use of any other Person. Accordingly, Vittoria hereby agrees that Vittoria shall not, directly or indirectly, at any time during the Restricted Period or thereafter, reveal, divulge or disclose to any Person not expressly authorized by the Company any Confidential Information, and Vittoria shall not, at any time during the Restricted Period or thereafter, directly or indirectly, use or make use of any Confidential Information in connection with any business activity other than that of the Company. The parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Company's rights or Vittoria's obligations under any state or federal statutory or common law including, without limitation, any state or federal statutory or common law regarding trade secrets and unfair trade practices.

                           (ii) Vittoria shall not, during the Restricted Period, directly or indirectly, for himself or on behalf of or in conjunction with any other Person, (x) engage, as an officer, director, shareholder, owner, partner, joint venturer or in a managerial capacity whether as an employee, independent contractor, consultant or advisor, or as sales representative, in any noncommercial property management, rental or sales business or hotel management business in direct competition with the Company or any subsidiary of the Company, within one hundred (100) miles of the locations in which the Company or any of the Company's subsidiaries conducts any noncommercial property management, rental or sales business or hotel management business (the "TERRITORY"), or (y) call upon any Person which is at that time, or which has been, within one (1) year prior to that time, a customer of the Company (including the subsidiaries thereof) within the Territory for the purpose of providing noncommercial property management, rental or sales services to property owners and/or renters in direct competition with the Company or any subsidiary of the Company within the Territory. The foregoing shall not be deemed to prohibit Vittoria from acquiring as an investment not more than two percent (2%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter.

                           (iii) All records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Vittoria by or on behalf of the Company or its representatives, vendors or customers which pertain to the business of the Company shall be and remain in the property of the Company and be subject at all times to its discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company which is collected by Vittoria shall be delivered promptly to the Company without request by it upon termination of this Agreement.


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                  (d) Anything herein to the contrary notwithstanding, Vittoria shall not be restricted from disclosing or using Confidential Information that:

                           (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure by Vittoria or his agent;

                           (ii) becomes available to Vittoria in a manner that is not in contravention of applicable law from a source (other than the Company or its affiliated entities or one of its or their officers, employees, agents or representatives) that is not known by Vittoria, after reasonable investigation, to be bound by a confidential relationship with the Company or its affiliated entities or by a confidentiality or other similar agreement; or

                           (iii) is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, court order or legal process, Vittoria shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by Vittoria.

                  (e) Enforcement of the Restrictive Covenants.

                           (i) In the event Vittoria breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Company shall have the right and remedy to enjoin, preliminarily and permanently, Vittoria from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company. The rights referred to herein shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

                           (ii) Vittoria acknowledges and agrees that the Restrictive Covenants are reasonable and valid in all respects. If any court determines that any Restrictive Covenant, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

         6. Representation, Warranty and Covenant of Vittoria. Vittoria represents, warrants and covenants that he neither has, nor will enter into during the term of this Agreement, any contractual or other arrangement that conflicts with, or would cause a breach of, or would limit his ability to perform under, this Agreement and that the execution of this Agreement by Vittoria and his election as Chairman of the Board and the performance of his duties under this Agreement does not and will not violate or conflict with any oral or written agreement with, or other duty owed to, a former employer, client or any other person.





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         7. Term. This Agreement shall become effective as of the date hereof and shall terminate (i) upon 30 days prior written notice of termination provided by either party to this Agreement to the other party or (ii) the death of Vittoria. Notwithstanding the termination of this Agreement for any reason,
Section 5 shall remain in full force and effect in accordance with its terms.

         8. Assignment. Neither this Agreement nor any interest herein may be assigned, delegated or otherwise transferred, in whole or in part, by any party hereto without the prior written consent of the Company.

         9. Notices. Any notice, request, demand, approval or other communication which is required or permitted to be given hereunder shall be in writing and shall be deemed given if delivered personally or sent by telegram or telecopy (with transmission confirmed) or by certified or registered mail, return receipt requested with postage prepaid, or by Federal Express or equivalent overnight delivery service, addressed to the parties as follows:

         If to the Company:                ResortQuest International, Inc.
                                           530 Oak Court Drive
                                           Suite 360
                                           Memphis, TN 38117
                                           Attn: General Counsel
                                           Facsimile: (901) 762-0635

         with a copy to:                   Akin Gump Strauss Hauer & Feld LLP
                                           1333 New Hampshire Avenue
                                           Washington, DC 20036
                                           Attn: Paul A. Belvin
                                           Facsimile: (202) 887-4288

         If to Vittoria:                   Joseph V. Vittoria
                                           1616 South Ocean Boulevard
                                           Palm Beach, FL 33480


or at such other address or telecopier or telephone number as either party may designate in writing to the other party in accordance with the provisions of this Section 9. Such notice, request, demand, approval or other communication shall be deemed to have been given as of the date so delivered, telegraphed or telecopied, or on the fifth day after deposit in the United States mail, or on the second day after deposit with Federal Express or an equivalent overnight delivery service.

         10. Severability. If any part, term or provision of this Agreement is held void, illegal, unenforceable or in conflict with any law of a state or government having jurisdiction over this Agreement, the validity of the remaining portions of such provisions shall not be affected thereby.



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         11. Entire Agreement. This Agreement constitutes the entire Agreement among the parties hereto relating to the subject matters hereof and these provisions shall supersede or replace any conflicting or additional provisions which may be contained in any oral or written negotiations or any other writing, document or the like in relation to the subject matter hereof. No provision of this Agreement shall be deemed waived, amended or modified by any party unless such waiver, amendment or modification be in writing and signed by the party against whom such waiver, amendment or modification will be enforced. The Agreement shall not be modified or altered by any subsequent course of performance by and among the parties.

         12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee notwithstanding any choice of law principles to the contrary.

         13. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         14. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.


                      [THE NEXT PAGE IS THE SIGNATURE PAGE]










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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement on the date first above written.

                                RESORTQUEST INTERNATIONAL, INC.


                                By:
                                    -----------------------------------
                                    Name: James S. Olin
                                    Title: President and Chief Executive Officer





                                ----------------------------------------
                                JOSEPH V. VITTORIA












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